UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 North Sixth Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2012, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. At the annual meeting, shareholders of the Company: (1) elected Julie A. Caponi, Ray T. Charley, Gary R. Claus, David S. Dahlmann, Johnston A. Glass, David W. Greenfield, Luke A. Latimer, James W. Newill, T. Michael Price, Laurie S. Singer and Robert J. Ventura to the Board of Directors for terms expiring in 2013; (2) approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) approved the advisory vote on the compensation of the Company’s named executive officers. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
Julie A. Caponi	66,553,119	5,450,985	0	15,132,221
Ray T. Charley	66,642,609	5,361,495	0	15,132,221
Gary R. Claus	69,598,038	2,406,066	0	15,132,221
David S. Dahlmann	69,326,365	2,677,739	0	15,132,221
Johnston A. Glass	69,519,560	2,484,544	0	15,132,221
David W. Greenfield	66,722,278	5,281,826	0	15,132,221
Luke A. Latimer	69,018,038	2,986,066	0	15,132,221
James W. Newill	69,362,960	2,641,144	0	15,132,221
T. Michael Price	69,595,666	2,408,438	0	15,132,221
Laurie S. Singer	69,255,445	2,748,659	0	15,132,221
Robert J. Ventura	66,614,299	5,389,805	0	15,132,221

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	85,644,213	1,140,517	351,595

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	66,595,729	6,323,317	803,313	13,413,966

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2012

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ ROBERT E. ROUT
Name:	Robert E. Rout
Title:	Executive Vice President and
Chief Financial Officer